UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

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P&G Colleagues,

Over the past several weeks, Jon Moeller, the team and I have been on the road meeting with shareholders. We have been highlighting the strategy and plans we are executing to create value for consumers and for all of P&G’s shareholders. We have been delivering one clear message: P&G is a profoundly different, much stronger, and more profitable company than it was just a few years ago.

Thanks to your hard work, we have transformed our Company with a focused portfolio of leading brands—many are consistently ranked #1 in market share in their categories—where products solve problems and performance drives purchase.

Today’s P&G is well positioned with the right plan, the right structure and the right Board in place to deliver results and shareholder value for the short-, mid- and long-term. We are successfully executing a winning strategy and have strong momentum. Now is not the time to risk derailing our progress, by adding Trian’s Mr. Peltz to our Board.

In fact, it’s clear that Mr. Peltz’s flawed suggestions and outdated views underscore his fundamental misunderstanding of our Company. You can read more in our latest communication to shareholders about the ongoing proxy contest with Trian.

We are working with passion, ownership and commitment to create value for consumers and for P&G shareholders. This is why the P&G Board, management team, and I continue to strongly believe it is in the best interest of our Company—and all of us who care about P&G—to VOTE BLUE.

Thank you for your continued support.

David

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at http://www.sec.gov/ or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.